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                                                                     EXHIBIT 4.7


                   FORM OF MANAGEMENT STOCKHOLDER'S AGREEMENT

              This Management Stockholder's Agreement (this "Agreement") is entered into as of the date set forth on the signature page hereof between Regal Cinemas, Inc., a Tennessee corporation (the "Company"), and the key employee of the Company whose name and address are set forth on the signature page hereof (the "Management Stockholder") (the Company and the Management Stockholder being hereinafter collectively referred to as the "Parties").

              On January 19, 1998, Screen Acquisition Corp., a Delaware corporation ("Holdco I"), Monarch Acquisition Corp., a Delaware corporation ("Holdco II" and, together with Holdco I, the "Holdcos"), and the Company entered into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement") pursuant to which the Holdcos are to be merged with and into the Company (the "Merger").
Pursuant to the Merger Agreement, each share of the Company's Common Stock, no par value (the "Common Stock"), will be converted into the right to receive $31.00 in cash, as further specified in the Merger Agreement, and holders of options to purchase shares of Common Stock will either retain such options or receive cash upon the cancellation of such options, as further specified in the Merger Agreement.

              In addition to this Agreement, there are several other agreements ("Other Management Stockholders' Agreements") which have been, or which in the future will be, entered into between the Company and other individuals who are or will be key employees of the Company (collectively, the "Other Management Stockholders").

              The Company has agreed to sell to the Management Stockholder the number of shares of Common Stock set forth on the signature page hereof (the "Purchase Stock"). In addition, the Company will grant to the Management Stockholder as of the effective time of the Merger the number of time options (the "New Time Options") set forth on the signature page hereof and the number of performance options (the "New Performance Options" and, together with the New Time Options, the "New Options") set forth on the signature page hereof to purchase shares of Common Stock at the exercise price per share of Common Stock set forth on the signature page hereof pursuant to the terms of the 1998 Stock Purchase and Option Plan for Key Employees of Regal Cinemas, Inc. (the "New Plan") and the form of Non-Qualified Stock Option Agreement attached hereto as Exhibit A.

              In accordance with Section 5.06 of the Merger Agreement, after the Merger, the Management Stockholder has agreed to retain the number of options (the "Old Options" and, together with the New Options, the "Options") set forth on the signature page hereof to purchase shares of Common Stock at the exercise prices set forth on the signature page hereof.
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              Within five days of the Merger, the Company shall effect a stock split (the "Stock Split") resulting in a Base Price (as defined below) of $5.00 per share, which $5.00 per share Base Price is equivalent to the $31.00 per share consideration payable in the Merger.

              Unless otherwise agreed in writing by the parties hereto, notwithstanding the foregoing, the number of shares of Common Stock subject to the Old Options and the per share exercise price of each Old Option shall be adjusted to take into account the Stock Split, so that after the Stock Split
(i) the aggregate spread for the Old Options before the Merger and the Stock Split shall be equal to the aggregate spread for the Old Options after the Stock Split and (ii) the ratio of each Old Option's per share exercise price to the fair market value of a share of Common Stock shall be the same before the Merger and the Stock Split as after the Stock Split. For purposes of this paragraph, the fair market value of a share of Common Stock before the Merger and the Stock Split shall be deemed to be $31.00 and the fair market value of a share of Common Stock after the Stock Split shall be deemed to be $5.00.

              NOW THEREFORE, to implement the foregoing and in consideration of the grant of New Options and of the mutual agreements contained herein, the Parties agree as follows:

              1. Retention of Old Options; Purchase of Stock; Issuance of New Options.

              (a) The Management Stockholder hereby agrees to retain the Old Options (which shall hereafter be subject to the terms and conditions of this Agreement) and not to receive in connection with the Merger the amount that would otherwise be payable to the Management Stockholder in respect of such Old Options by operation of the provisions of Section 5.06 of the Merger Agreement.

              (b) The Management Stockholder hereby subscribes for and shall purchase as of the date set forth on the signature page hereof opposite the caption "Base Date" (the "Base Date"), and the Company shall sell to the Management Stockholder as of the Base Date, the Purchase Stock at a purchase price per share of $5.00 (the "Base Price"), which number of shares of Purchase Stock and which Base Price are calculated after giving effect to the Stock Split. The Company shall have no obligation to sell any Purchase Stock to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Purchase Stock to him or her would constitute a violation of the securities or "blue sky" laws of such jurisdiction or (ii) is not an employee of the Company or any of its subsidiaries on the date hereof.

              (c) The aggregate price for the Purchase Stock, if any, shall be the amount set forth on the signature page hereof (such amount hereinafter sometimes referred to as the "Aggregate Purchase Price"). The Aggregate Purchase Price, if any, shall be paid in the following manner: the Management Stockholder shall promptly (and in any event within five business days after the date hereof) deliver to the Company cash or a certified bank check or checks payable to the order of the Company in the amount of the Aggregate Purchase Price. If applicable, as of the Base Date, in consideration of receipt of the Aggregate Purchase Price,
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the Company will deliver to the Management Stockholder a certificate, registered in the Management Stockholder's name, for the Purchase Stock, which shall be subject to the terms and conditions hereinafter set forth. The Company shall have no obligation to sell any Purchase Stock unless and until
(i) it shall have received the Aggregate Purchase Price, (ii) the Merger shall have been consummated and (iii) the Stock Split shall have occurred.

              (d) Subject to the terms and conditions hereinafter set forth and as of the Base Date (the "Option Grant Date"), the Company shall issue to the Management Stockholder the New Options and the Parties shall execute and deliver to each other copies of the Non-Qualified Stock Option Agreement concurrently with the issuance of the New Options.

              2. Management Stockholder's Representations, Warranties and Agreements.

              (a) The Management Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such act being referred to herein as a "transfer") any shares of the Purchase Stock or Common Stock issuable upon exercise of Old Options (the "Old Option Stock") or New Options (the "New Option Stock"; the Purchase Stock, the Old Option Stock and the New Option Stock, collectively, the "Stock") unless such transfer complies with Section 3 of this Agreement.

              If the Management Stockholder is an "affiliate" (as defined under Rule 405 of the rules and regulations promulgated under the Act (as defined below) and as interpreted in good faith by the Board of Directors of the Company) of the Company (an "Affiliate"), the Management Stockholder also agrees and acknowledges that he will not transfer any shares of the Stock unless (i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (collectively, the "Act"), and in compliance with applicable provisions of state securities laws or (ii) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act or (iii) such transfer is effected as set forth in the immediately following paragraph.

              Notwithstanding the foregoing provisions of this Section 2(a), the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to
Section 4, 5 or 6 hereof, (y) a transfer upon the death of the Management Stockholder to his executors, administrators, testamentary trustees, legatees or beneficiaries (the "Management Stockholder's Estate") or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement and (z) a transfer made after the Base Date in compliance with the federal
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                                                                               4



securities laws to a trust or custodianship the beneficiaries of which may include only the Management Stockholder, his spouse or his lineal descendants (a "Management Stockholder's Trust") or a transfer made to such a trust by a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that, in the case of any transfer under this clause (z), such transfer is made expressly subject to this Agreement and the transferee agrees in writing to be bound by the terms and conditions hereof.

              (b) The certificate (or certificates) representing the Stock shall bear the following legend:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER'S AGREEMENT DATED AS OF MAY __, 1998, BETWEEN REGAL CINEMAS, INC. (THE "COMPANY") AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY)."

              (c) The Management Stockholder acknowledges that he has been advised that (i) the Stock has been registered on Form S-8 under the Act and the Company shall maintain the effectiveness of such Form S-8, or if such Form S-8 ceases to be effective, shall cause the Stock to be registered on a new Form S-8 or other Form of the Securities and Exchange Commission ("SEC") available to the Company for such purpose, in each case to the extent necessary to permit the Options to be exercised, subject to the terms and conditions hereof and of such Options, (ii) it is not anticipated that there will be any market on an exchange or a quotation service for the Stock, (iii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (iv) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company's transfer agent with respect to the Stock.

              If the Management Stockholder is an Affiliate, the Management Stockholder also acknowledges that (1) the Stock must be held indefinitely and the Management Stockholder must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Act or an exemption from such registration is available, (2) when and if shares of the Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with Regulation A or some other exemption under the Act.

              (d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the
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                                                                               5



Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

              (e) The Management Stockholder agrees that, if any shares of the capital stock of the Company are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued under an employee plan), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement within 7 days prior to, or within 180 days (or such shorter period as the Company and the Controlling Shareholders (as defined below) shall agree) after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

              (f)    The Management Stockholder represents and warrants that
(i) he has received and reviewed the document(s) comprising the Prospectus (the "Prospectus") relating to the Stock and the documents referred to therein, certain of which documents set forth the rights, preferences and restrictions relating to the Stock and (ii) he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents, the Company and the business and prospects of the Company which he deems necessary to evaluate the merits and risks related to his investment in the Stock and to verify the information contained in the Prospectus and the information received as indicated in this Section 2(f)(ii), and he has relied solely on such information.

              (g) The Management Stockholder further represents and warrants that (i) his financial condition is such that he can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies,
(ii) he can afford to suffer a complete loss of his investment in the Stock,
(iii) he understands and has taken cognizance of all risk factors related to the purchase of the Stock, including those set forth in the Prospectus referred to above, and (iv) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Stock as contemplated by this Agreement.

              3.     Restriction on Transfer.

              Except for transfers permitted by clauses (x), (y) and (z) of
Section 2(a) or a sale of shares of Stock pursuant to an effective registration statement under the Act filed by the Company (as described herein but excluding the Form S-8 filed in connection with this Agreement and the Other Management Stockholders' Agreements and the transactions contemplated hereby and thereby)
or pursuant to the Sale Participation Agreement (as defined below), the Management Stockholder agrees that he will not transfer any shares of the Stock at any time prior to the fifth anniversary of the Base Date. No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void and of no effect.  Subject to
Section 4 below, the Management
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                                                                               6



Stockholder shall not be restricted from transferring Stock after the fifth anniversary of the Base Date in compliance with applicable securities laws.

              4.     Right of First Refusal.

              If at any time after the fifth anniversary of the Base Date and prior to a Public Offering (as hereinafter defined), the Management Stockholder receives a bona fide offer to purchase any or all of his shares of Stock (the "Offer") from a third party (the "Offeror") which the Management Stockholder wishes to accept, the Management Stockholder shall cause the Offer to be reduced to writing and shall notify the Company in writing of his wish to accept the Offer. The Management Stockholder's notice shall contain an irrevocable offer to sell such shares of Stock to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer, and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). At any time within 15 days after the date of the receipt by the Company of the Management Stockholder's notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Offer either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Company's Board of Directors, by delivering a certified bank check or checks in the appropriate amount (and any such non-cash consideration to be paid) to the Management Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Management Stockholder. If at the end of such 30-day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Management Stockholder may during the succeeding 60-day period sell not less than all of the shares of Stock covered by the Offer to the Offeror at a price and on terms no less favorable to the Management Stockholder than those contained in the Offer. Promptly after such sale, the Management Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of 60 days following the expiration of the 30-day period for the Company to purchase the Stock, the Management Stockholder has not completed the sale of such shares of the Stock as aforesaid, the provisions of this Section 4 shall again be in effect with respect to such shares of the Stock.

              5. Management Stockholder's Resale of Stock and Options to the Company Upon The Management Stockholder's Death or Disability.

              (a)    Except as otherwise provided herein, if, prior to the
fifth anniversary of the Base Date, (i) the Management Stockholder is still in the employ of the Company or any subsidiary of the Company, or has retired from the Company and its subsidiaries at age 65 or over (or such other age as may be approved by the Board of Directors of the Company) after having been employed by the Company or any subsidiary for at least three years after the Base Date, and (ii) the Management Stockholder either dies or becomes permanently disabled, then the Management Stockholder, the Management Stockholder's Estate
or a Management
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                                                                               7



Stockholder's Trust, as the case may be, shall have the right, for one year following the date of death or permanent disability, (A) to sell to the Company, and the Company shall be required to purchase, on one occasion, all or any portion of the shares of Stock then held by the Management Stockholder, the Management Stockholder's Estate and/or the Management Stockholder's Trust, as the case may be, at the Section 5 Repurchase Price, as determined in accordance with Section 7, (B) to require the Company to pay to the Management Stockholder, the Management Stockholder's Estate and/or the Management Stockholder's Trust, as the case may be, an additional amount equal to the Option Excess Price determined on the basis of the Section 5 Repurchase Price as provided in Section 8 with respect to the termination of outstanding Old Options held by the Management Stockholder and (C) to require the Company to pay to the Management Stockholder, the Management Stockholder's Estate and/or the Management Stockholder's Trust, as the case may be, an additional amount equal to Option Excess Price determined on the basis of a Section 5 Repurchase Price as provided in Section 8 with respect to the termination of outstanding New Time Options held by the Management Stockholder.

              (b) The Management Stockholder, the Management Stockholder's Estate and/or the Management Stockholder's Trust, as the case may be, shall send written notice to the Company of its intention to sell shares of Stock in exchange for the payment referred in Section 5(a) above and to terminate such Options (in exchange for the payment referred to in Section 5(a)) (the "Redemption Notice"). The completion of the purchase shall take place at the principal office of the Company on the tenth business day after the giving of the Redemption Notice. The Section 5 Repurchase Price and the payment with respect to the Options as described above shall be paid by delivery to the Management Stockholder, the Management Stockholder's Estate and/or the Management Stockholder's Trust, as the case may be, of a certified bank check or checks in the appropriate amount payable to the order of the Management Stockholder, the Management Stockholder's Estate and/or the Management Stockholder's Trust, as the case may be, against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated appropriately endorsed or executed by the Management Stockholder, the Management Stockholder's Estate and/or the Management Stockholder's Trust, or his, her or its duly authorized representative; provided, however, that the Company shall reduce the amount to be paid by any amounts owed by the Management Stockholder to the Company. For purposes of this Agreement, the Management Stockholder shall be deemed to have a "permanent disability" if the Management Stockholder is unable to engage in the activities required by the Management Stockholder's job by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

              (c) Notwithstanding anything in Section 5(a) to the contrary and subject to Section 11, if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if a repurchase or payment referred to in Section 5(a) would result in a default or an event of default on the part of the Company or any subsidiary of the Company under any such agreement or if such repurchase or payment would not be permitted under any applicable

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statutes of the State of Tennessee or would otherwise violate any such statutes
(or if the Company reincorporates in another state, any applicable statutes of such state) (each such occurrence being an "Event"), the Company shall not be obligated to repurchase any of the Stock from, or make payment in respect of any Options to, the Management Stockholder, the Management Stockholder's Estate and/or a Management Stockholder's Trust, as the case may be, until the first business day which is 10 calendar days after all of the foregoing Events have ceased to exist (the "Repurchase Eligibility Date"); provided, however, that the number of shares of Stock subject to repurchase under this Section 5(c) shall be that number of shares of Stock and the number of Exercisable Option Shares (as defined in Section 8) for purposes of calculating the Option Excess Price payable under this Section 5(c) shall be the number of Exercisable Option Shares, held by the Management Stockholder, the Management Stockholder's Estate and/or a Management Stockholder's Trust, as the case may be, at the time of delivery of a Redemption Notice in accordance with Section 5(b) hereof (as adjusted below for option exercises); provided, further, that the Repurchase Calculation Date (as defined below) shall be determined as of the Repurchase Eligibility Date (unless the Section 5 Repurchase Price would be greater if the Repurchase Calculation Date had been determined as if no Event had occurred, in which case, solely for purposes of this proviso, the Repurchase Calculation
Date shall be determined as if no Event had occurred). All Options shall continue to be exercisable until the repurchase pursuant to the Redemption Notice, provided that to the extent any Options are exercised after the date of such Redemption Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced and the number of shares of Stock shall be increased accordingly.

              (d) Notwithstanding any other provision of this Section 5 to the contrary and subject to Section 11, the Management Stockholder, the Management Stockholder's Estate and/or a Management Stockholder's Trust, as the case may be, shall have the right to withdraw any Redemption Notice which has been pending for 60 or more days and which has remained unsatisfied because of the provisions of Section 5(c). In the event any Redemption Notice is so withdrawn, it shall be deemed not to be a Redemption Notice for purposes of this Section 5.

              6. The Company's Option to Repurchase Stock and Options of Management Stockholder.

              (a)    If, on or prior to the fifth anniversary of the Base Date,
(i) the Management Stockholder's active employment with the Company (and/or, if applicable, its subsidiaries) is terminated by the Company or the Management Stockholder for any reason, (ii) the beneficiaries of a Management Stockholder's Trust shall include any person or entity other than the Management Stockholder, his spouse or his or his spouse's lineal descendants, or (iii) the Management Stockholder shall effect a transfer of any of the Stock other than as permitted in this Agreement (each, a "Section 6(a) Call Event"), then the Company shall have the right to (A) purchase all, but not less than all, of the shares of Purchase Stock and Old Option Stock then held by the Management Stockholder or a Management Stockholder's Trust at the Section 5 Repurchase Price, as determined in accordance with Section 7, and (B) terminate all, but not less than all, of the Old Options then held by the Management

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Stockholder or a Management Stockholder's Trust upon payment of the Option
Excess Price determined on the basis of the Section 5 Repurchase Price.

              (b) If, on or prior to the fifth anniversary of the Base Date, the Management Stockholder's employment is terminated as a result of the death or permanent disability of the Management Stockholder or if the Management Stockholder dies or becomes permanently disabled after the retirement of the Management Stockholder from the Company or any of its subsidiaries at age 65 or over (or such other age as may be approved by the Board of Directors of the Company) after having been employed by the Company or any subsidiary for at least three years after the Base Date (each a "Section 6(b) Call Event"), then the Company shall have the right to (A) purchase all, but not less than all, of the shares of New Option Stock then held by the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust at the
Section 5 Repurchase Price, as determined in accordance with Section 7, and (B) terminate all, but not less than all, of the New Options then held by the Management Stockholder or a Management Stockholder's Trust upon payment of the Option Excess Price determined on the basis of a Section 5 Repurchase Price.

              (c)    If, on or prior to the fifth anniversary of the Base Date,
(i) the Management Stockholder's employment is terminated by the Company without Cause or (ii) the Management Stockholder voluntarily terminates with Good Reason (a "Section 6(c) Call Event"), then the Company shall have the right to (A) purchase all, but not less than all, of the shares of New Option Stock then held by the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust at the Section 5 Repurchase Price, as determined in accordance with Section 7, and (B) terminate all, but not less than all, of the New Options then held by the Management Stockholder or a Management Stockholder's Trust that were exercisable immediately prior to such
Section 6(c) Call Event upon payment of the Option Excess Price with respect thereto determined on the basis of a Section 5 Repurchase Price. If any
Section 6(c) Call Event has occurred, then, whether or not the Company exercises the call rights granted under this Section 6(c), all New Options held by the Management Stockholder or the Management Stockholder's Trust, as the case may be, that were not exercisable immediately prior to the occurrence of such Section 6(c) Call Event will terminate immediately without payment therefor.

              (d)    If, on or prior to the fifth anniversary of the Base Date,
(i) the Management Stockholder voluntarily terminates his employment, (ii) the beneficiaries of a Management Stockholder's Trust shall include any person or entity other than the Management Stockholder, his spouse or his or his or spouse's lineal descendants, or (iii) the Management Stockholder shall effect a transfer of any of the Stock other than as permitted in this Agreement (a "Section 6(d) Call Event"), then the Company shall have the right to (i) purchase all, but not less than all, of the shares of New Option Stock then held by the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust at the Section 6(d) Repurchase Price, as determined in accordance with Section 7, and (ii) terminate all, but not less than all, of the New Options then held by the Management Stockholder or a Management Stockholder's Trust that were exercisable immediately prior to such
Section 6(d) Call Event upon payment of the Option Excess Price with respect thereto determined on the basis of a Section 6(d) Repurchase Price. If any

Section 6(d) Call Event has occurred, then, whether or not the Company exercises the call rights granted under this Section 6(d), all New Options held by the Management Stockholder or the Management Stockholder's Trust, as the case may be, that were not exercisable immediately prior to the occurrence of such Section 6(d) Call Event will terminate immediately without payment therefor.

              (e) If, on or prior to the fifth anniversary of the Base Date, the Company terminates the employment of the Management Stockholder for Cause (a "Section 6(e) Call Event" and collectively with any Section 6(a) Call Event,
Section 6(b) Call Event, Section 6(c) Call Event or Section 6(d) Call Event, a "Call Event"), then the Company shall have the right to purchase all, but not less than all, of the shares of New Option Stock then held by the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust at the Section 6(e) Repurchase Price. If any Section 6(e) Call Event has occurred, then, whether or not the Company exercises the call rights granted under this Section 6(e), all New Options held by the Management Stockholder or the Management Stockholder's Trust, as the case may be, whether or not exercisable prior to such Section 6(e) Call Event, will terminate immediately without payment therefor.

              (f) The Company shall have a period of 90 days from the date of a Call Event in which to give notice in writing to the Management Stockholder of the exercise of such election ("Call Notice"). The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company on the tenth business day after the giving of notice of the exercise of the option to purchase. The applicable Repurchase Price and any payment with respect to the Options shall be paid by delivery to the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust, as the case may be, of a certified bank check or checks in the appropriate amount payable to the order of the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust, as the case may be, against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated, appropriately endorsed or executed by the Management Stockholder, the Management Stockholder's Estate or a Management Stockholders Trust or his, her or its authorized representative.

              (g) Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 11, if there exists and is continuing any Event, the Company shall delay the repurchase of any of the Stock or the Options pursuant to a Call Notice timely given in accordance with Section 6(f) hereof from the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust, as the case may be, until the Repurchase Eligibility Date; provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 6(g) and (ii) in the case of a repurchase pursuant to Section 6(a), (b), (c) or (d), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 6(g) shall be the number of shares of Stock or Exercisable Option Shares, as the case may be, held by the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust, as the case may be, at the time of delivery of a Call Notice in accordance with Section 6(d) hereof (as adjusted below for option exercises); and provided, further, that the Repurchase

Calculation Date shall be determined in accordance with Section 7 based on the Repurchase Eligibility Date (unless (x) in the case of a Section 6(a) Call Event, a Section 6(b) Call Event or a Section 6(c) Call Event, the applicable Repurchase Price would be greater if the Repurchase Calculation Date had been determined as if no Event had occurred, in which case the Repurchase Calculation Date shall be determined as if no Event had occurred, and (y) in the case of a Section 6(d) Call Event or a Section 6(e) Call Event, the applicable Repurchase Price would be less if the Repurchase Calculation Date had been determined as if no Event had occurred, in which case the Repurchase Calculation Date shall be determined as if no Event had occurred). All Options exercisable as of the date of a Call Notice, in the case of a repurchase pursuant to Sections 6(a), (b), (c) and (d), shall continue to be exercisable until the repurchase pursuant to such Call Notice, provided that to the extent that any Options are exercised after the date of such Call Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced and the number of shares of Stock shall be increased accordingly.

              7.     Determination of Repurchase Price.

              (a) The Section 5 Repurchase Price, the Section 6(d) Repurchase Price and the Section 6(e) Repurchase Price are hereinafter collectively referred to as the "Repurchase Price." The Repurchase Price shall be calculated as of the date (the "Repurchase Calculation Date") that is: (i) in the case of a repurchase at the Section 5 Repurchase Price, the date of the event giving rise to such repurchase and (ii) in the case of a repurchase at the Section 6(d) Repurchase Price or the Section 6(e) Repurchase Price, the last day of the month preceding the date of the event giving rise to such repurchase. The event giving rise to the repurchase shall be the death, permanent disability, retirement or termination of employment, as the case may be, of the Management Stockholder, and not the giving of any notice required pursuant to Section 5 or 6.

              (b) The Section 5 Repurchase Price shall be a per share Repurchase Price equal to (i) prior to a Public Offering, the fair market value per share of the Common Stock, as determined in good faith by the Board of Directors of the Company after consultation with an independent investment banking or valuation firm and (ii) after a Public Offering, the Market Price Per Share.

              (c) The Section 6(d) Repurchase Price shall be a per share Repurchase Price equal to the lesser of the Section 5 Repurchase Price and the Book Value Per Share.

              (d) The Section 6(e) Repurchase Price shall be a per share Repurchase Price equal to the lesser of the Base Price and the Section 5 Repurchase Price.

              (e) For purposes of this Agreement the following definitions shall apply: "Cause" shall mean (i) the Management Stockholder's willful refusal to perform in any material respect his duties or responsibilities for the Company or willful disregard in any material respect of any financial or other budgetary limitations established in good faith by the chief executive officer or Board of Directors of the Company, (ii) the engaging by the Management Stockholder in conduct that causes material and demonstrable injury, monetarily or otherwise, to the Company, including, but not limited to, misappropriation or conversion of assets of the Company (other than nonmaterial assets), (iii) conviction of or entry of a plea of nolo contendere to a felony or (iv) a material breach of any written employment agreement to which the Management Stockholder is a party, including, without limitation, engaging in action in violation of the restrictive covenants contained in such employment agreement. For purposes hereof, no act or failure to act by the Management Stockholder shall be deemed to be "willful" if done, or omitted to be done, by the Management Stockholder in good faith and with the reasonable belief that such action or omission was in the best interest of the Company. "Good Reason" shall mean (i) a reduction in the Management Stockholder's base salary or an amendment to the Company's annual cash bonus plan which would materially impair the ability of the Management Stockholder to receive a bonus (other than the establishment in good faith of the "EBITDA" or other performance targets by the Company's Board of Directors) or (ii) other than as approved by the current chief executive officer of the Company, a substantial reduction in the Management Stockholder's duties and responsibilities or a transfer of the Management Stockholder's primary workplace by more than fifty (50) miles from the current workplace; provided, however, that in the event the Management Stockholder is party to a written employment agreement, the definitions of "Good Reason" and "Cause" therein shall supersede the preceding definitions.

              (f) As used herein, "Book Value Per Share" shall be the quotient of (a) (i) the Base Price plus (ii) the aggregate net income of the Company from and after the Base Date (as decreased by any net losses from and after the Base Date) excluding any one time costs and expenses charged to income associated with the Merger and any related transactions plus (iii) the aggregate dollar amount contributed to (or credited to common stockholders' equity of) the Company after the Base Date as equity of the Company (including consideration that would be received upon the exercise of all outstanding stock options and other rights to acquire Common Stock and the conversion of all securities convertible into Common Stock and other stock equivalents) plus (iv) to the extent reflected as deductions to Book Value Per Share in clause (ii) above, unusual or other items recognized by the Company (including, without limitation, extraordinary charges, and one time or accelerated write-offs of good will), in each case, if and to the extent determined in good faith by the Board of Directors of the Company, minus (v) to the extent reflected as additions to Book Value Per Share in clause (ii) above, unusual or other items recognized by the Company, in each case, if and to the extent determined in good faith by the Board of Directors of the Company, minus (vi) the aggregate dollar amount of any dividends paid by the Company after the Base Date, divided by (b) the sum of the number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon the exercise of all outstanding stock options and other rights to acquire Common Stock and the conversion of all securities convertible into shares of Common Stock. The items referred to in the calculations set forth in clauses (a)(ii) through (vi) of the immediately preceding sentence shall be determined in good faith, and to the extent possible, in accordance with generally accepted accounting principles applied on a basis consistent with any prior periods as reflected in the consolidated financial statements of the Company.

              (g) As used herein the term "Public Offering" shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-8 or any other similar form) which results in an active trading market in 20% or more of the Common Stock or as otherwise results in an active trading market as determined in good faith by the Board of Directors. A "Qualified Public Offering" shall mean a Public Offering pursuant to an effective registration statement relating to the sale of any shares of the Common Stock held by KKR 1996 Fund L.P., a Delaware limited partnership, KKR Partners II, L.P., a Delaware limited partnership, Regal Equity Partners, L.P., a Delaware limited partnership and an affiliate of Hicks, Muse Tate & Furst Incorporated, or their respective affiliates (collectively, the "Controlling Shareholders"); provided, however, that a "Qualified Public Offering" shall be deemed to have occurred if there has been any Public Offering and there exists an active trading market in 40% or more of the Common Stock.

              (h) As used herein, the term "Market Price Per Share" shall mean the price per share equal to the average of the last sale price of the Common Stock on the Repurchase Calculation Date on each exchange on which the Common Stock may at the time be listed or, if there shall have been no sales on any of such exchanges on the Repurchase Calculation Date, the average of the closing bid and asked prices on each such exchange at the end of the Repurchase Calculation Date (or if there is no such bid and asked price on the Repurchase Calculation Date, then on the next preceding date when such bid and asked price occurred) or, if the Common Stock shall not be so listed, the average of the closing sales prices as reported by NASDAQ at the end of the Repurchase Calculation Date in the over-the-counter market. If the Common Stock is not so listed or reported by NASDAQ, then the Market Price Per Shares shall be the
Section 5 Repurchase Price.

              (i) In determining the Repurchase Price, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Common Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of this Section 7.

              8. Stock Issued to Management Stockholder Upon Exercise of Stock Options; Termination of Options.

              (a) The Company may from time to time grant to the Management Stockholder, in addition to the New Options, options under the New Plan to purchase shares of Common Stock at the Base Price or at a different option exercise price.

              (b) All outstanding Options granted to the Management Stockholder, whether or not then exercisable, will be automatically terminated
(i) with respect to New Options, in the case of an occurrence of a Section 6(e) Call Event, without any payment therefor, (ii) with respect to New Options which were not exercisable immediately prior to a Section 6(d) Call Event, in the case of a Section 6(d) Call Event, without any payment therefor, and (iii) in the case of any other event giving rise to a put or call right pursuant to
Section 5 or 6 (other than the occurrence of a Section 6(c) Call Event), upon payment of the Option Excess Price with respect thereto. The Option Excess Price with respect to any Old Option is the excess, if any, of the Section 5 Repurchase Price over the exercise price with respect to such Old Option, multiplied by the number of Exercisable Option Shares thereunder. The Option Excess Price with respect to any New Option is the excess, if any, of the Section 5 Repurchase Price or the Section 6(d) Repurchase Price, depending on which Repurchase Price is being used to repurchase the remainder of the New Option Stock, over the exercise price with respect to such New Option, multiplied by the number of Exercisable Option Shares thereunder. For purposes hereof, "Exercisable Option Shares" with respect to any Option shall mean the shares of Common Stock which, at the time of determination of the Option Excess Price, could be purchased by the Management Stockholder upon exercise of such Option (after giving effect to any required accelerated vesting of such Option). If the Option Excess Price with respect to any Option is zero or a negative number, such Option, whether or not then exercisable, shall be automatically terminated without payment of any amount upon the exercise of any put or call right pursuant to Section 5 or 6 with respect to any Stock arising from an event which also gives rise to a put or call right with respect to such Option; provided, however, that, upon the occurrence of any Section 6(c) Call Event, any exercisable Old Option not repurchased pursuant to Section 6 shall remain exercisable until the expiration or termination of such Old Option pursuant to the terms thereof.

              9.     The Company's Representations and Warranties.

              (a) The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and (ii) the Purchase Stock, the Old Option Stock and the New Option Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

              (b) If the Company shall have consummated a Public Offering, the Company (i) will use reasonable efforts to register the Stock on a Form S-8 Registration Statement or any successor to Form S-8 to the extent such registration is then available with respect to such Stock and (ii) will file the reports required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder (collectively, the "Exchange Act"), to the extent required from time to time to enable the Management Stockholder to sell shares of Stock without registration under the Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 9(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this
Section 9(b) shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

              10.    "Piggyback" Registration Rights.

              (a) Effective upon the date of this Agreement until the later of (i) the first occurrence of a Qualified Public Offering (as defined in Section 7(g) above) or (ii) the fifth anniversary of the Base Date, the Management Stockholder hereby agrees to be bound by all of the terms, conditions and obligations of the Registration Rights Agreement dated as of May __, 1998 (the "Registration Rights Agreement") among the Company and one or more of the Controlling Shareholders and, in the case of a Qualified Public Offering and subject to the limitations set forth in this Section 10, shall have all of the rights and privileges of the Registration Rights Agreement, in each case as if the Management Stockholder were an original party (other than the Company) thereto; provided, however, that the Management Stockholder shall not have any rights to request or demand registration under
Section 3 of the Registration Rights Agreement; and provided, further, that the Management Stockholder shall not be bound by any amendments to the Registration Rights Agreement unless the Management Stockholder consents in writing thereto. Notwithstanding anything to the contrary contained in the Registration Rights Agreement, the Management Stockholder's rights and obligations under the Registration Rights Agreement shall be subject to the limitations and additional obligations set forth in this Section 10. All Stock purchased or held by the Management Stockholder, the Management Stockholder's Estate or the Management Stockholder's Trust which is subject to this Agreement shall be deemed to be Registrable Securities as defined in the Registration Rights Agreement.

              (b) The Company will promptly notify the Management Stockholder in writing (a "Notice") of any proposed registration (a "Proposed Registration") in connection with a Qualified Public Offering. If within 15 days of the receipt by the Management Stockholder of such Notice, the Company receives from the Management Stockholder, the Management Stockholder's Estate or the Management Stockholder's Trust a written request (a "Request") to register shares of Stock held by the Management Stockholder, the Management Stockholder's Estate or the Management Stockholder's Trust (which Request will, subject to the terms of the Custody Agreement and Power of Attorney (as defined below), be irrevocable unless otherwise mutually agreed to in writing by the Management Stockholder and the Company), shares of Stock will be so registered as provided in this Section 10; provided, however, that for each such registration statement only one Request, which shall be executed by the Management Stockholder, the Management Stockholder's Estate or the Management Stockholder's Trust, as the case may be, may be submitted for all Registrable Securities held by the Management Stockholder, the Management Stockholder's Estate and the Management Stockholder's Trust.

              (c) The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Management Stockholder (which for purposes of this Section 10(c) shall include shares held by the Management Stockholder's Estate or a Management Stockholder's Trust), including all shares of Stock which the Management Stockholder is then entitled to acquire under an unexercised Option to the extent then exercisable, (ii) the maximum number of shares of Stock which the Company can register in the Proposed Registration, after giving effect to the provisions of any written agreement (other than the Registration Rights Agreement) to which the Company and any holder of shares of Common Stock are parties (other than the Management Stockholder or any Other Management Stockholder) that provides for the registration of shares of Common Stock of such holder by the Company (any such other written agreement, an "Other Registration Rights Agreement"), without adverse effect on the offering in the view of the managing underwriters (reduced pro rata with all Other

Management Stockholders) as more fully described in Section 10(d) and (iii) the maximum number of shares of Stock which the Management Stockholder (pro rata based upon the aggregate number of shares of Common Stock the Management Stockholder and all Other Management Stockholders have requested be registered) and all Other Management Stockholders are permitted to register under the Registration Rights Agreement.

              (d) If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Common Stock and Stock of the Management Stockholder requested to be included in the Proposed Registration, after giving effect to the provisions of any Other Registration Rights Agreement, exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Common Stock offered in such Qualified Public Offering as contemplated by the Proposed Registration, then the Company will include in the Proposed Registration (i) first, 100% of the shares of Common Stock the Company proposes to sell (after giving effect to the priority, pro ration or cutback provisions contained in any Other Registration Rights Agreement); provided that the registration of shares of Common Stock was initiated by the Company with respect to shares intended to be registered for sale for its own account, (ii) second, the number of shares of Common Stock that the Company is required (after giving effect to the priority, pro ration or cutback provisions contained in any Other Registration Rights Agreement and any withdrawal from the proposed registration of shares of Common Stock by a holder of shares of Common Stock that is a party to such Other Registration Rights Agreement) to include in such registration pursuant to an Other Registration Rights Agreement and (iii) third, to the extent of the number of shares of Common Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Common Stock which the Holders (as defined in the Registration Rights Agreement (which term shall include for purposes hereof the Management Stockholder, the Management Stockholder's Estate, the Management Stockholder's Trust and Other Management Stockholders)), have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Common Stock then held by each such Holder (except to the extent that two or more requesting Holders shall have agreed to a different allocation among such requesting Holders); provided that any shares thereby allocated to any such Holder that exceed such Holder's request will be reallocated among the remaining requesting Holders in like manner.

              (e) Upon delivering a Request the Management Stockholder will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 10 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder's behalf with respect to the matters specified therein.

              (f) The Management Stockholder agrees that he or she will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 10.

              11.    Pro Rata Repurchases.

              Notwithstanding anything to the contrary contained in Sections 5, 6 or 7, if at any time consummation of all purchases and payments to be made by the Company pursuant to this Agreement and the Other Management Stockholders' Agreements would result in an Event, then the Company shall make purchases from, and payments to, the Management Stockholder and Other Management Stockholders pro rata (on the basis of the proportion of the number of shares of Stock and the number of Options each such Management Stockholder and all Other Management Stockholders have elected or are required to sell to the Company) for the maximum number of shares of Stock and shall pay the Option Excess Price for the maximum number of Options permitted without resulting in an Event (the "Maximum Repurchase Amount"). The provisions of Sections 5(c) and 6(g) shall apply in their entirety to payments and repurchases with respect to Options and shares of Stock which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 11. Until all of such Stock and Options are purchased and paid for by the Company, the Management Stockholder and the Other Management Stockholders whose Stock and Options are not purchased in accordance with this Section 11 shall have priority, on a pro rata basis, over other purchases of Common Stock and Options by the Company pursuant to this Agreement and Other Management Stockholders' Agreements.

              12.    Rights to Negotiate Repurchase Price.

              Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Parties, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase, or the Management Stockholder the right to sell, shares of Stock or the Company has the right to pay, or the Management Stockholder has the right to receive, the Option Excess Price under the terms of this Agreement.

              13.    Covenant Regarding 83(b) Election.

              Except as the Company may otherwise agree in writing, the Management Stockholder hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Stock acquired upon each exercise of the New Options (the "Election"); and the Management Stockholder further covenants and agrees that he will furnish the Company with copies of the forms of Election the Management Stockholder files within 30 days after each exercise of such New Options and with evidence that each such Election has been filed in a timely manner.

              14.    Notice of Change of Beneficiary.

              Immediately prior to any transfer of Stock to a Management Stockholder's Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder's Trust and with the identity of the beneficiaries of the Management Stockholder's Trust. The Management Stockholder shall notify the Company immediately prior to any change in the identity of any beneficiary of the Management Stockholder's Trust.

              15.    Expiration of Certain Provisions.

              The provisions contained in Sections 4, 5 and 6 of this Agreement and the portion of any other provision of this Agreement which incorporates the provisions of such Sections, shall terminate and be of no further force or effect with respect to any shares of Stock sold by the Management Stockholder
(i) pursuant to an effective registration statement filed by the Company pursuant to Section 10 hereof or (ii) pursuant to the terms of the Sale Participation Agreement of even date herewith (the "Sale Participation Agreement") among the Management Stockholder and one or more of the Controlling Shareholders.

              The provisions contained in Sections 2(e), 3, 4, 5, 6 and 13 of this Agreement, and the portion of any other provisions of this Agreement which incorporates the provisions of such Sections, shall terminate and be of no further force or effect upon the consummation of a merger, reorganization, business combination or liquidation of the Company, but only if such merger, reorganization, business combination or liquidation results in the Controlling Shareholders, together, no longer having the power, directly or indirectly, (A) to elect a majority of the Board of Directors of the Company or such other corporation which succeeds to the Company's rights and obligations pursuant to such merger, reorganization, business combination or liquidation, or (B) if the resulting entity of such merger, reorganization, business combination or liquidation is not a corporation, to select the general partner(s) or other persons or entities controlling the operations and business of the resulting entity.

              16.    Recapitalizations, etc.

              The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution for the Stock or the Options, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

              17.    Management Stockholder's Employment by the Company.

              Nothing contained in this Agreement or in any other agreement entered into by the Company and the Management Stockholder contemporaneously with the execution of this Agreement (i) obligates the Company or any subsidiary of the Company to employ the

Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment, if any, of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, subject to any rights to payments or benefits to which the Management Stockholder may be entitled under any employment agreement with the Company, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder's employment or continued employment by the Company or any subsidiary of the Company.

              18.    State Securities Laws.

              The Company hereby agrees to use its best efforts to comply with all state securities or "blue sky" laws which might be applicable to the sale of the Stock and the issuance of the Options to the Management Stockholder.

              19.    Binding Effect.

              The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

              20.    Amendment.

              This Agreement may be amended only by a written instrument signed by the Parties hereto.

              21.    Closing.

              Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock and the payment of the Option Excess Price, if any, pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder or to cause the payment of the Option Excess Price, if any.

              22.    Applicable Law.

              The laws of the state of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law. Any suit, action or proceeding against the Management Stockholder with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of New York and the Management Stockholder hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. By the execution and delivery of this Agreement, the Management Stockholder appoints The Corporation Trust Company, at its office in New York, New York as his agent upon which process may be served in any such suit, action or proceeding. Service of process upon such agent, together with notice of such service given to the Management Stockholder in the manner provided in Section 25 hereof, shall be deemed in every respect effective service of process upon him in any suit, action or proceeding. Nothing herein shall in any way be deemed to limit the ability of the Company to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Management Stockholder, in such other jurisdictions and in such manner, as may be permitted by applicable law. The Management Stockholder hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of New York, and the Management Stockholder hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Party hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

              23.    Assignability of Certain Rights by the Company.

              The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4, 5 and 6 hereof; provided, however, that the Company shall remain obligated to perform its obligations notwithstanding such assignment in the event that such assignee fails to perform the obligations so assigned to it.

              24.    Miscellaneous.

              In this Agreement (i) all references to "dollars" or "$" are to United States dollars and (ii) the word "or" is not exclusive. If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

              25.    Notices.

              All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight delivery or telecopy, to the Party to whom it is directed:

              (a)    If to the Company, to it at the following addresses:


                     Regal Cinemas, Inc.
                     7132 Commercial Park Drive
                     Knoxville, Tennessee  37918

                     Attn:  Lewis Frazer III

                     c/o Kohlberg Kravis Roberts & Co.
                     9 West 57th Street
                     New York, New York 10019

                     Attn:  Clifton S. Robbins

                     - and -

                     c/o Hicks, Muse, Tate & Furst Incorporated
                     200 Crescent Court
                     Suite 1600
                     Dallas, Texas 75201

                     Attn:  Lawrence D. Stuart, Jr.

              with a copies to:

                     Bass, Berry & Sims
                     2700 First American Center
                     Nashville, TN  37238

                     Attn:  F. Mitchell Walker, Esq.

                     -and-

                     Simpson Thacher & Bartlett
                     425 Lexington Avenue
                     New York, New York  10017

                     Attn:  Charles I. Cogut, Esq.

                     -and-

                     Weil, Gotshal & Manges LLP
                     100 Crescent Court
                     Suite 1300
                     Dallas, Texas 75201

                     Attn:  Jeremy W. Dickens, Esq.

              (b) If to the Management Stockholder, to him at the address set forth on the signature page hereof;

                     or at such other address as either party shall have specified by notice in writing to the other.

              26.    Covenant Not to Compete; Confidential Information.

              (a) In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees that, effective as of the Base Date and for so long as the Management Stockholder is employed by the Company or one of its subsidiaries and for a period of one year (or such longer period provided in any employment agreement with the Management Stockholder) thereafter (the "Noncompete Period"), the Management Stockholder shall not directly or indirectly, either as principal, manager, agent consultant, officer, stockholder, partner, investor, lender, employee or in any other capacity, engage in or have any financial interest in any business in Competition (as defined below) with the business of the Company, its subsidiaries, its theater affiliates, or any affiliate of either Kohlberg Kravis & Roberts & Co. L.P. or Hicks, Muse, Tate & Furst Incorporated principally engaged in the theater business in existence as of the date of Management Stockholder's termination of employment (the "Restricted Group"), other than through the Management Stockholder's employment with the Company or any of its subsidiaries. For purposes of this Section 26(a), a business shall be deemed to be in "Competition" with the Restricted Group if it is principally engaged in the theater business within the same geographic area in which any member of the Restricted Group conducts such business. Nothing in this Section 26 shall be construed so as to preclude the Management Stockholder from investing in any publicly or privately held company, provided that the Management Stockholder's beneficial ownership of any class of such company's securities does not exceed 1% of the outstanding securities of such class. Notwithstanding the foregoing, in the event that the Management Stockholder has an employment agreement with the Company, any covenant not to compete therein will supersede this Section 26(a).

              (b) The Management Stockholder will not disclose or use at any time any Confidential Information (as defined below) of which the Management Stockholder is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is (i) directly related to and required by the Management Stockholder's performance of duties, if any, assigned to the Management Stockholder by the Company or (ii) required by law. As used in this Agreement, the term "Confidential Information" means, unless otherwise defined in the Management Stockholder's employment agreement, if any, with the Company, information that is not generally known to the public and that is used, developed or obtained by the Company or its subsidiaries in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs,
(iv) computer software, including operating systems, applications and program listings, (v) flow charts, manuals and documentation, (vi) data bases, (vii) accounting and business methods, (viii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (ix) customers and clients and customer or client lists,
(x) other copyrightable works, (xi) all technology and trade secrets, and (xii) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Management Stockholder proposes to disclose or use such information. The Management Stockholder acknowledges and agrees that all copyrights, works, inventions, innovations, improvements, developments, patents, trademarks and all similar or related information which relate to the actual or anticipated business of the Company and its subsidiaries (including its predecessors) and conceived, developed or made by the Management Stockholder while employed by the Company or its subsidiaries belong to the Company. The Management Stockholder will perform all actions reasonably requested by the Company (whether during or after the Noncompete Period) to establish and confirm such ownership at the Company's expense (including without limitation assignments, consents, powers of attorney and other instruments). If the Management Stockholder is bound by any other agreement with the Company regarding the use or disclosure of confidential information, the provisions of this Agreement shall be read in such a way as not to permit any more extensive use or disclosure of confidential information.

              (c) The Management Stockholder agrees, during the Noncompete Period, not to solicit for employment or employ, for the benefit of any person or entity other than the Company or any of its subsidiaries, any person who is, or was during the six months preceding any such solicitation for employment or employment, employed by the Company or any of its theater affiliates (other than secretarial or other administrative employees who worked directly for the Management Stockholder prior to such termination).

              (d) Notwithstanding clauses (a), (b) and (c) above, if at any time a court holds that the restrictions stated in such Sections 26(a), (b) and
(c) are unreasonable or otherwise unenforceable under circumstances then existing, the parties agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Management Stockholder's services are unique and because the Management Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

              (e) Notwithstanding anything to the contrary in this Section 26, the provisions of Sections 26(a) and (c) shall not be applicable to or binding upon any

Management Stockholder who is not a Vice President or higher level employee of the Company or its subsidiaries.

                    [The signature page follows this page.]

              SIGNATURE PAGE TO MANAGEMENT STOCKHOLDER'S AGREEMENT

              By their signatures below, the undersigned hereby agree to the foregoing Management Stockholder's Agreement, and the provisions set forth below constitute part of such agreement.


                                        REGAL CINEMAS, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


 NAME OF MANAGEMENT STOCKHOLDER:
                                           ------------------------------------


 ADDRESS OF MANAGEMENT STOCKHOLDER:
                                           ------------------------------------


 SIGNATURE OF MANAGEMENT STOCKHOLDER:
                                           ------------------------------------


 NUMBER OF SHARES OF PURCHASE STOCK:
                                           ------------------------------------


 AGGREGATE PURCHASE PRICE FOR PURCHASE
 STOCK:
                                           ------------------------------------

 NUMBER OF OLD OPTIONS:
                                           ------------------------------------


 EXERCISE PRICE(S) OF OLD OPTIONS:
                                           ------------------------------------

 NUMBER OF NEW TIME OPTIONS:
                                           ------------------------------------


 NUMBER OF NEW PERFORMANCE OPTIONS:
                                           ------------------------------------


 EXERCISE PRICE OF NEW OPTIONS:
                                           ------------------------------------
 BASE DATE:                                            , 199
                                           ------------     --

 AGREEMENT DATE:                                       , 199
                                           ------------     --
                                           ------------------------------------